Exhibit 23(e)(2)
AMENDMENT NO. 2 DATED MARCH 13, 2008, TO THE DISTRIBUTION AGREEMENT DATED
NOVEMBER 13, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND
MERRILL LYNCH, PIERCE, FENNER, & SMITH INCORPORATED (“AGREEMENT”)
This Amendment sets forth the names of all of the existing Portfolios of the Trust and reflects the name change and addition of the Portfolios of the Trust set forth below:
Roszel/AllianceBernstein Large Cap Core Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/Davis Large Cap Value Portfolio
Roszel/Delaware Small-Mid Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Fayez Sarofim Large Cap Core Portfolio
Roszel/Cadence Mid Cap Growth Portfolio
Roszel/JPMorgan Small Cap Growth Portfolio
Roszel/Allianz NFJ Small-Mid Cap Value Portfolio
Roszel/Lazard International Portfolio
Roszel/Loomis Sayles Large Cap Growth Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
Roszel/Lord Abbett Government Securities Portfolio
Roszel/Lord Abbett Large Cap Value Portfolio
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Marsico Large Cap Growth Portfolio
Roszel/BlackRock Fixed-Income Portfolio
Roszel/BlackRock Relative Value Portfolio
Roszel/NWQ Small Cap Value Portfolio
Roszel/Rittenhouse Large Cap Growth Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/JPMorgan International Equity Portfolio

MLIG VARIABLE INSURANCE TRUST
By:
Deborah J. Adler
President

ATTEST:
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MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:
By:	Barry G. Skolnick
	Title:	1st Vice President and Assistant General Counsel

ATTEST:
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